SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ATLAS ENERGY RESOURCES, LLC

(Exact name of registrant as specified in its charter)

Delaware	75-3218520
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

311 Rouser Road, Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing Class B limited liability company interests	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-136094 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the securities registered hereby is set forth in the registration statement on Form S-1, Registration No. 333-136094, filed with the Securities and Exchange Commission on July 28, 2006, as amended through the date hereof (collectively, the “Registration Statement”). The Registration Statement is hereby incorporated herein by reference thereto.

Item 2.	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLAS ENERGY RESOURCES, LLC (Registrant)

Date: December 7, 2006	By:	/s/ Lisa Washington
Lisa Washington Chief Legal Officer and Secretary